Exhibit 99.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of January 6, 2017 by and between Meda Consumer Healthcare Inc., a Delaware corporation (the “Buyer”), and the undersigned stockholder (“Stockholder”) of ProPhase Labs, Inc., a Delaware corporation (the “Company”).

RECITALS

A.       The Company and the Buyer intend to enter into an Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”), which provides for the (i) sale and transfer of certain assets from the Company to the Buyer, (ii) assumption of certain liabilities by the Buyer and (iii) assignment to the Buyer and assumption by the Buyer of certain agreements (collectively, the “Asset Purchase”), on the terms and subject to the conditions set forth therein;

B.       Stockholder is the beneficial owner (for this and other terms of correlative meaning used throughout this agreement, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of Shares (as defined below) as is indicated on the signature page of this Agreement;

C.       Stockholder believes that it is in his, her or its best interest, as a stockholder in the Company, that the Asset Purchase be consummated;

D.       As a condition to its willingness to enter into the Asset Purchase Agreement, the Buyer has required that Stockholder undertake in advance to vote its shares in favor of the Asset Purchase; and

E.       For these reasons, and in consideration of the execution of the Asset Purchase Agreement by the Buyer, Stockholder, solely in his, her or its capacity as a stockholder of the Company, agrees and undertakes to vote the Shares (as defined below) in favor of the Asset Purchase and the approval of the Asset Purchase Agreement on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.       Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement. For purposes of this Agreement:

(a) “Expiration Date” shall mean the first to occur of (i) the termination of the Asset Purchase Agreement pursuant to Article 7 thereof, or (ii) such date and time as the Asset Purchase shall become effective in accordance with the terms and provisions of the Asset Purchase Agreement.

(b) “Shares” shall mean: (i) all equity securities of the Company (including shares of common stock and all options, warrants, restricted common stock and other rights to acquire shares of common stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional equity securities of the Company (including all additional shares of common stock and all additional options, warrants, restricted common stock and other rights to acquire shares of common stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date; provided, however, that, when used with respect to the voting, consenting or taking action by or in the name of Stockholder or any other Person hereunder with respect to Shares, the term “Shares” shall only include the securities covered by clause (i) or (ii) that are entitled to be voted, or for which Stockholder or such other Person is entitled to consent or act, with respect thereto (which shall not include Shares that are subject to issuance upon the exercise of options, warrants and such other rights to acquire shares of common stock), and nothing herein shall require (and Stockholder undertakes no obligation and makes no representation or warranty related to) the conversion, exercise or exchange of any security for which Stockholder has beneficial ownership into securities entitled to be voted, or for which Stockholder or such other Person is entitled to consent or act, with respect thereto.

(c) “Transfer”. A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest in such security.

2.       Restrictions on Shares.

(a) Stockholder shall not, directly or indirectly, during the period from the date of this Agreement through the Expiration Date, cause or permit any Transfer of any of the Shares to be effected, except for any Transfer (i) to any other Person if (A) such Person, prior to or concurrently with such Transfer, shall have executed a voting undertaking on the same terms and conditions of this Agreement to which the Buyer is a beneficiary with respect to such Shares, and (B) Stockholder shall continue to be jointly and severally liable to any breach of such voting undertaking by such other Person; or (ii) to an Affiliate of the Stockholder, if (A) upon such Transfer the Stockholder shall continue to be a beneficial owner of such Shares; and (B) Stockholder shall continue to be jointly and severally liable to any breach of such voting undertaking by such Affiliate.

(b) Stockholder shall not, directly or indirectly, during the period from the date of this Agreement through the Expiration Date, deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

(c) Stockholder shall not take any action that would (i) make any representation or warranty contained in this Agreement to be untrue or incorrect; or (ii) have the effect of impairing the ability of Stockholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby or by the Asset Purchase Agreement.

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3.       Agreement to Vote Shares; No Solicitation. At every meeting of the stockholders of the Company called, and at every postponement or adjournment thereof, and on every action or approval by written resolution or consent of the stockholders of the Company, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, until the Expiration Date, Stockholder (solely in its, his or her capacity as such) shall vote, or cause the Shares to be voted: (i) in favor of the approval of the Asset Purchase Agreement and the Asset Purchase and all the transactions contemplated by the Asset Purchase Agreement; and (ii) against any Seller Acquisition Proposal (other than the Asset Purchase Agreement or the transactions contemplated thereby, including the Asset Purchase). Except as contemplated by this Agreement, Stockholder has not (a) entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares that would prohibit, undermine, limit or otherwise adversely affect its compliance with its obligations pursuant to this Agreement, or (b) granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

4.       Non-Solicitation; No Effect on Fiduciary Relationship; No Other Relationship.

(a) Between the date of this Agreement and the Expiration Date, Stockholder shall not take any action that would constitute a violation of the provisions of Section 6.10 of the Asset Purchase Agreement if taken by the Company, in each case with the limitations and exceptions of such provisions contemplated thereby that are applicable to the Company or its board of directors (including the right to participate in discussions or negotiations on the circumstances set forth therein) being similarly applicable to Stockholder. Notwithstanding anything to the contrary set forth herein, neither Stockholder nor any of its representatives shall have any liability pursuant to this Section 4(a) upon the occurrence of the Expiration Date; provided, however, that this sentence shall not limit the liability of Stockholder for any willful breach of this Section 4(a) by Stockholder. For purposes of this Section 4(a), “willful breach” shall mean an act or failure to act of such person with the actual knowledge that the taking of such act or the failure to take such act would constitute a material breach of this Section 4(a).

(b) Nothing in this Agreement shall restrict or limit the ability of any Person who is an officer or director of the Company to take any action solely in his or her capacity as an officer or director of the Company to the extent expressly permitted by the Asset Purchase Agreement or otherwise required by fiduciary duties under applicable law and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Buyer or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and neither the Buyer nor any other Person shall have any authority to exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of Stockholder’s duties or responsibilities as a stockholder of the Company.

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5.       Representations and Warranties of Stockholder. Stockholder hereby represents, warrants and covenants to the Buyer as follows: (i) Stockholder is the beneficial owner of the Shares indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except as such encumbrances arising under securities laws or for such liens, adverse claims, charges or other encumbrances as would not prohibit Stockholder’s compliance with its obligations pursuant to this Agreement). To Stockholder’s knowledge, Stockholder does not beneficially own any securities of the Company other than the Shares indicated on the signature page of this Agreement. Stockholder has full power and authority to make, enter into and carry out the terms and conditions under this Agreement. The execution and delivery of this Agreement by Stockholder does not, and Stockholder’s performance of its obligations under this Agreement will not: (a) conflict with or violate any order, decree or judgment applicable to Stockholder or to the Shares; or (b) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on, any of the Shares pursuant to any agreement to which Stockholder is a party or by which Stockholder is bound or affected, except in each case as would not prohibit Stockholder’s compliance with its obligations pursuant to this Agreement.

6.       Additional Documents. Stockholder (in his, her or its capacity as such) and the Buyer hereby covenant and agree to execute and deliver any additional documents reasonably necessary to carry out the purpose and the intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes the Buyer to deliver a copy of this Agreement to the Company and hereby agrees that each of the Company and the Buyer may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of Stockholder referred to herein, in each case for purposes of all agreements and instruments to which such elections, consents, waivers and/or terminations are applicable or relevant. Notwithstanding anything to the contrary, Stockholder shall not be required to incur any expenses in connection with this Section 6.

7.       Legending of Shares. If so requested by the Buyer, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement. Upon request of the Stockholder at any time following the termination of this Agreement, the Buyer shall take all actions required to promptly cause any such legend to be removed from any certificate for the Shares.

8.       Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date; provided, however, that the last sentence of Section 7 shall survive any termination of this Agreement.

9.       Miscellaneous.

(a) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance therefrom and (iv) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

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(b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

(c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(d) Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction relating to this Agreement as provided in clause (g) hereof without the necessity of demonstrating damages or posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

(e) Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile or email transmission, by reliable overnight delivery service (with proof of service) or hand delivery (provided that any notice received on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day unless the notice is required by this Agreement to be delivered within a number of hours or calendar days), addressed as follows (or at such other address, email address or facsimile number for a party as shall be specified by like notice):

if to the Buyer, to:

Meda Consumer Healthcare Inc.

781 Chestnut Ridge Road

EOB 245

Morgantown, WV 26505

Attention: Joseph Duda

Facsimile: (304) 554-4342

with a copy (which shall not constitute notice) to each of:

Mylan Inc.

1000 Mylan Boulevard

Canonsburg, Pennsylvania 15317

Attention: Global General Counsel

Facsimile: (724) 485-6358

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Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention:      Daniel Keating

Facsimile:      (202) 637-5910

Email:             daniel.keating@hoganlovells.com

if to Stockholder, to:

the address set forth on the signature page of this Agreement, with a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Attention:      Herbert F. Kozlov, Esq.

Facsimile:      (212) 521-5450

E-mail:            HKozlov@ReedSmith.com

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to rules of conflicts of law.

(g) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH PARTY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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(h) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

(i) Effect of Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

Meda Consumer Healthcare Inc.		STOCKHOLDER

By:	/s/ Jeffrey N. Hostler	By:	/s/ Mark Leventhal
Signature of Authorized Signatory		Signature

Name:	Jeffrey N. Hostler	Name:	Mark Leventhal

Title:	CFO	Title:	Director

Print Address

Telephone

Facsimile No.

Email Address

Shares beneficially owned:
__________ shares of common stock
__________ shares of common stock issuable upon exercise of outstanding options
__________ shares of restricted common stock

{SIGNATURE PAGE TO VOTING AGREEMENT}

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